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                                                                   EXHIBIT 10.10

                        BENEFITS PARTICIPATION AGREEMENT

         This Agreement, dated as of July 1, 2003, is made by and between Arbor Management, LLC, a New York limited liability company ("ARBOR MANAGEMENT") and Arbor Realty Trust, Inc., a Maryland corporation (the "REIT").

         WHEREAS, the REIT is a newly organized Maryland corporation formed to invest in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments and other real estate related assets ("STRUCTURED FINANCE INVESTMENTS");

         WHEREAS, the REIT is offering 1,400,000 of its units, each of which consists of five shares of the REIT's common stock and one warrant to purchase a share of the REIT's common stock (the "UNITS OFFERING"), and the Units Offering is to be consummated on July 1, 2003;

         WHEREAS, upon consummation of the Units Offering, Arbor Commercial Mortgage, LLC, a New York limited liability company ("ACM"), will release for employment by the REIT certain employees with experience in Structured Finance Investments ("FORMER ACM EMPLOYEES"), and the REIT intends to hire Former ACM Employees as well as other employees;

         WHEREAS, Arbor Management, the managing member of ACM, currently maintains employee benefit plans for the benefit of ACM employees (the "ACM PLANS");

         WHEREAS, the parties have been advised that under Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE"), ACM, Arbor Management and the REIT are treated as a single employer for certain purposes under the Code;

         WHEREAS, it is the intent of the parties that the employees of the REIT be permitted to participate in the ACM Plans, provided that such participation does not jeopardize the status of the ACM Plans as single employer plans;

         NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

         1. Term. The term of this Agreement shall commence on July 1, 2003, upon consummation of the Units Offering, and shall remain in effect for as long as that certain Management and Advisory Agreement between and among Arbor Reatly Trust, Inc., Arbor Realty Limited Partnership and Arbor Commercial Mortgage, LLC, dated July 1, 2003 shall remain in force and effect.

         2. Participation in Benefit Plans. Arbor Management will permit the REIT employees to participate in each applicable employee benefit plan maintained by Arbor

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Management, including, for each Former ACM Employee, the plans in which the
Former ACM Employee was a participant while employed by ACM immediately prior to the consummation of the Units Offering. During the term of this Agreement, the REIT employees shall have the right to participate in and receive the benefit of any employee benefit plans that Arbor Management provides to similarly-situated ACM employees as though the REIT employees were employees of ACM. The REIT shall not be obligated to maintain any employee benefit plans for the benefit of its employees.

         3. Invoicing and Payment of Benefit Plans. Arbor Management will charge the REIT an amount equal to the cost of providing benefits to each REIT employee, and the REIT shall be permitted to satisfy its obligations by making contributions, on behalf of its employees, to the benefit plans.

         4. Change in Single Employer Status. If at any time the REIT, ACM and Arbor Management shall cease to be treated as a single employer under the provisions of Section 414 of the Code, then (unless at that time the REIT employees either (i) transfer their employment to ACM with the right of continued participation in the ACM Plans, or (ii) are terminated from the REIT without transfer to ACM) the parties shall use their best efforts to establish an employee benefit program for the REIT employees that (i) in the aggregate is no less favorable than the employee benefit program in effect immediately prior to such change, and (ii) does not result in an interruption of employee benefit coverage for any of the REIT employees.

         5. No Right to Continued Employment. Nothing contained herein shall confer upon any REIT employee or Former ACM Employee any right to continued employment with the REIT or ACM, as the case may be, nor shall it interfere in any way with the right of the REIT or ACM to terminate the employment or service of any of its employees, consultants or advisors at any time.

         6. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other.

         7. Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (a) personal delivery, (b) delivery by a reputable overnight courier, (c) delivery by facsimile transmission against answerback, or (d) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to the REIT:                          Arbor Realty Trust, Inc.
                                         333 Earle Ovington Boulevard, Suite 900
                                         Uniondale, New York  11553
                                         Attention:  Frederick C. Herbst
                                         Facsimile:  (516) 832-7408

If to Arbor Management:                  Arbor Management, LLC

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                                         333 Earle Ovington Boulevard, Suite 900
                                         Uniondale, New York  11553
                                         Attention:  Ivan Kaufman
                                         Facsimile:  (516) 832-8043

                  Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 6 for the giving of notice.

         8. Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

         9. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

         10. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

         11. Titles Not to Affect Interpretation. The titles of sections, paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

         12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         13. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         14. Principles of Construction. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, as the context requires. All references to recitals, sections, paragraphs

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and schedules are to the recitals, sections, paragraphs and schedules in or to this Agreement unless otherwise specified.

         15. Amendments. This Agreement may be amended only in a writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                ARBOR REALTY TRUST, INC.

                                By: /s/ Frederick C. Herbst
                                    --------------------------------------------

                                    Name: Frederick C. Herbst

                                    Title: Chief Financial Officer,

                                           Treasurer and Secretary

                               ARBOR MANAGEMENT, LLC

                                By: /s/ Ivan Kaufman
                                    --------------------------------------------

                                    Name: Ivan Kaufman

                                    Title: President and Chief Executive Officer

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